                      UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)


                                                                Year Ended September 30,
                                              ------------------------------------------------------------
                                                2001         2000         1999         1998         1997
                                              --------     --------     --------     --------     --------
EARNINGS:

Earnings before income taxes                  $ 79,568     $ 82,882     $ 63,139     $ 57,007     $ 63,275
Interest expense                                18,724       18,135       17,317       17,383       16,696
Amortization of debt discount and expense          264          218          215          200          176
Interest component of rental expense             1,541        1,318        1,539        1,624        1,887
                                              --------     --------     --------     --------     --------
                                              $100,097     $102,553     $ 82,210     $ 76,214     $ 82,034
                                              ========     ========     ========     ========     ========

FIXED CHARGES:

Interest expense                              $ 18,724     $ 18,135     $ 17,317     $ 17,383     $ 16,696
Amortization of debt discount and expense          264          218          215          200          176
Allowance for funds used during
      construction (capitalized interest)           12           17           36           39          114
Interest component of rental expense             1,541        1,318        1,539        1,624        1,887
                                              --------     --------     --------     --------     --------
                                              $ 20,541     $ 19,688     $ 19,107     $ 19,246     $ 18,873
                                              ========     ========     ========     ========     ========

Ratio of earnings to fixed charges                4.87         5.21         4.30         3.96         4.35
                                              ========     ========     ========     ========     ========
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